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                                                                   PAGE 21 OF 50


                                    Exhibit A

                            AGREEMENT OF JOINT FILING

         We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of us.

         Date:    March 5, 2001

SOFTBANK Technology Ventures VI, L.P.
By:  SBTV VI LLC, its general partner

By:  /s/ Bradley A. Feld
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Bradley A. Feld, Managing Member

SOFTBANK U.S. Ventures VI, L.P.
By:  SBTV VI LLC, its general partner

By:  /s/ Bradley A. Feld
     ----------------------------------------------
Bradley A. Feld, Managing Member

SOFTBANK Technology Ventures Advisors Fund VI, L.P.
By:  SBTV VI LLC, its general partner

By:  /s/ Bradley A. Feld
     ----------------------------------------------
Bradley A. Feld, Managing Member

SOFTBANK Technology Ventures Side Fund VI, L.P.
By:  SBTV VI LLC, its general partner

By:  /s/ Bradley A. Feld
     ----------------------------------------------
Bradley A. Feld, Managing Member

SBTV VI LLC

By:  /s/ Bradley A. Feld
     ----------------------------------------------
Bradley A. Feld, Managing Member

SOFTBANK Technology Ventures Fund IV, L.P.
By:  STV IV LLC, its general partner

By:  /s/ Bradley A. Feld
     ----------------------------------------------
Bradley A. Feld, Principal Member

SOFTBANK Technology Advisors Fund, L.P.
By:  STV IV LLC, its general partner

By:  /s/ Bradley A. Feld
     ----------------------------------------------
Bradley A. Feld, Principal Member


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                                                                   PAGE 22 OF 50


SBTV IV LLC

By:  /s/ Bradley A. Feld
     ----------------------------------------------
Bradley A. Feld, Principal Member



/s/ Bradley A. Feld
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Bradley A. Feld


/s/ Gary E Rieschel
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Gary E. Rieschel